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FOR RELEASE:  Immediately                       CONTACT:  Shareholder Services
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          AMBASE CORPORATION - CORRECTION TO INTERNAL REVENUE SERVICE ("IRS")
                   NOTICE OF INTENTION TO APPEAL DATE


Greenwich, CT - August 27, 2001 - AmBase Corporation (the "Company") announced that information recently obtained from the United States Tax Court (the "Tax Court") indicates that the IRS has until September 24, 2001, as opposed to August 21, 2001, to file a Notice of Intention to Appeal the Tax Court's ruling that was previously decided in favor of City Investing Company in the Netherlands Antilles Withholding Obligation Case.

The attorneys on the case, Davis, Polk & Wardwell, have indicated that procedurally in many cases the government may file a protective Notice of Intention to Appeal the Tax Court's ruling to preserve its appeal rights when no final decision on the matter has been made by the Solicitor General.